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                                                                     EXHIBIT 4.3

                           SIZZLER INTERNATIONAL, INC.

                         2001 AMG RESTRICTED STOCK PLAN

       1. Purpose of Plan. The purpose of this 2001 AMG Restricted Stock Plan ("Plan") of Sizzler International, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate employees within the Company's Australian division by providing for or increasing the proprietary interests of such persons in the Company. This Plan provides for the sale of Restricted Shares (as hereinafter defined) to eligible Plan participants.

       2. Certain Definitions. As used in this Plan, the following terms shall have the meanings indicated:

              (a) "AMG" means Australian Management Group, consisting of the Senior Management Group and the Selected Employees and "AMG Member" refers to any individual that is a member of any such group.

              (b) "Business" means the KFC(R) restaurant and Sizzler(R) businesses in Australia.

              (c) "CFG" means Collins Foods Group Pty. Ltd., a Queensland company and a subsidiary of the Company.

              (d) "Change of Control Event" means the first to occur of the following:

                     (i) the date of dissemination to the stockholders of the
              Company of a proxy statement seeking stockholder approval of a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property, and/or securities not issued by the Company, unless such reorganization, merger, or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board;

                     (ii) the first date of public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934 Act) of such person or entity, shall have become, or shall intend to become, or shall have commenced a tender offer or exchange offer the consummation of which would result in such person or entity becoming, the Beneficial Owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company representing 25% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (ii), shall not include (a) the Company or any of its subsidiaries, (b) any employee benefit plan of the Company or any of its subsidiaries, (c) any entity holding voting securities of the Company for or pursuant to the terms of any such plan,

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              (d) any person or entity who or which, together with all
              Affiliates and Associates of such person or entity is, on the date of adoption of this Plan by the Board, the Beneficial Owner of voting securities of the Company representing 15% or more of the voting power of the Company, or (e) any Affiliate or Associate of any person or entity described in (d) above;

                     (iii) the first date upon which directors of the Company
              who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; or

                     (iv) the date of dissemination to the stockholders of the
              Company of a proxy statement disclosing a change of control of the Company.

              (e) "Collins Foods Share Option Plan" means the Collins Foods Share Option Plan of CFG.

              (f) "Committee" shall have the meaning ascribed to it in Section 7 hereof.

              (g) "Common Share" shall mean a share of the common stock, par value $.0l per share, of the Company.

              (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (i) "Non-Approved Non-Exempt Plan" means any stock option or purchase plan of the Company, or any other arrangement by the Company, pursuant to which officers or directors of the Company may acquire stock of the Company, other than any such plan or arrangement that has been approved by the stockholders of the Company or with respect to which shareholder approval is not required under Section 312.03(a)(1), (2) or
       (3) of the rules of the New York Stock Exchange.

              (j) "Non-Employee Director" means any director of the Company that is a Non-Employee Director as defined in Rule 16b-3(b)(3) under the Exchange Act.

              (k) "Options" means Share Options and Productivity Bonus Options.

              (l) "Productivity Bonus Options" means options granted under the Productivity Bonus Option Plan.

              (m) "Productivity Bonus Option Plan" means the Productivity Bonus Option Plan of CFG.

              (n) "Restricted Share" shall mean a Common Share sold under this Plan that is subject to the restrictions imposed pursuant to Section 6 hereof and such additional restrictions as may be imposed under this Plan by the Committee.


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              (o) "Selected Employees" means those district managers and head office personnel as are selected by the Senior Management Group to participate in AMG.

              (p) "Senior Management Group" means Kevin W. Perkins, Lynne Grace, James Ryan, Simon Perkins, Ross Brown, John Hands, Pam Martin, James Misakian, David Nash and Jeremy Ryland.

              (q) "Share Options" means options granted under the Collins Foods Share Option Plan.

              (r) "Trigger Date" means the earliest date on which a Trigger Event takes place.

              (s) "Trigger Event" means either of the following:

                     (1) A change in control of CFG (other than as a result of any change in the beneficial ownership of the Company itself) as the result of a transaction where shares representing 50% or more of the voting power of CFG are transferred to an entity which is not affiliated with the Company, otherwise than for the purposes of an internal corporate restructure; or

                     (2) A sale of all or substantially all CFG's business assets, otherwise than for the purposes of an internal corporate restructure.

              but does not include reference to a collateralization of the Business or a lien on CFG's capital stock as part of a bona fide financing or refinancing transaction.

       3. Common Shares Subject to Plan. The maximum number of Common Shares that may be sold as Restricted Shares under this Plan in the aggregate is 400,000, subject to adjustment as provided in Section 9 hereof. Notwithstanding anything to the contrary in this Plan, no Employee who is an officer or director of the Company may acquire under this Plan more than one percent (1%) of the Company's Common Shares outstanding at the time this Plan is adopted, and this Plan (together with all other Non-Approved Non-Exempt Plans) does not authorize the issuance of more than five percent (5%) of the Company's Common Shares outstanding at the time this Plan is adopted.

       4. Persons Eligible under Plan. Any person employed by the Company or any of its subsidiaries on a salaried basis who is an AMG Member, including any director who is so employed (an "Employee"), shall be eligible to be considered for the sale of Restricted Shares under this Plan.

       5. Sales Cut-Off Date. Restricted Shares may not be sold under this Plan after August 21, 2003.


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       6. Restricted Shares.

              (a) Restricted Shares may be sold under this Plan to any Employee for an amount that is not less than the aggregate par value of such shares, which amount shall be paid in full in cash on the date of such sale.

              (b) Except to the extent provided in the Employee's Restricted Stock Agreement concerning permitted transfers to certain family members or trusts, no Restricted Shares sold under this Plan may be sold, assigned, conveyed, gifted, pledged, transferred, hypothecated, or otherwise disposed of by the purchaser of such shares.

              (c) Upon each sale of Restricted Shares under this Plan the Committee shall, on behalf of the Company, enter into, execute and deliver to the purchaser of such shares an agreement of purchase and sale containing the terms and conditions of such sale (the "Restricted Stock Agreement"). Each Restricted Stock Agreement shall have attached as an exhibit thereto a lapsing schedule that specifies, for each anniversary of the date of such sale, criteria governing the termination of restrictions and the percentage of shares eligible for such termination of restrictions on such anniversary (the "Lapsing Schedule"). If the criteria indicated on such Lapsing Schedule for any anniversary shall be satisfied in full on such anniversary, then all restrictions imposed upon such shares under this Plan, including the restrictions imposed pursuant to subsection (b) above, shall thereupon terminate with respect to the percentage of such shares indicated on such Lapsing Schedule for such anniversary.

              (d) Restrictions imposed upon Restricted Shares sold under this Plan, including the restrictions imposed pursuant to subsection (b) above, that have not theretofore terminated pursuant to subsection (c) above shall terminate as follows:

                     (i) If the purchaser of any Restricted Shares dies, then
              all restrictions on the Restricted Shares held by such purchaser at the date of such purchaser's death shall terminate as of such date; and

                     (ii) If the purchaser of any Restricted Shares becomes
              totally disabled, then all restrictions on the Restricted Shares held by such purchaser at the date of such disability shall terminate as of such date.

       7. Administration of Plan. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Board"). So long as the Board consists of at least two Non-Employee Directors, the Committee shall consist of two or more Non-Employee Directors (the "Committee"), who shall serve at the pleasure of the Board. On behalf of the Company, and subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

              (a) adopt, amend, and rescind rules and regulations relating to this Plan;


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              (b) determine which persons meet the requirements of Section 4 hereof for eligibility under this Plan, and to which of such eligible persons, if any, Restricted Shares shall be sold under this Plan;

              (c) sell Restricted Shares under this Plan, determine the terms and conditions to be included in the Restricted Stock Agreements, including the number of shares, the restrictions to be imposed upon such shares, the criteria and percentages of shares to be specified in the Lapsing Schedules, and any other terms and conditions deemed necessary or desirable, determine the permissible forms of payment of any income taxes required to be withheld by the Company as a result of such sales;

              (d) determine whether, and the extent to which, adjustments are required under Section 9 hereof; and

              (e) construe this Plan and the terms, conditions and restrictions of any Restricted Shares, and the Restricted Stock Agreements with respect to such Restricted Shares.

Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any share of stock granted or sold under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

       8. Payment of Income Taxes. If the Company is required to withhold an amount on account of any federal or state income tax imposed as a result of the sale of any Restricted Shares under this Plan, the purchaser or optionee shall, concurrently with such withholding, pay such amount to the Company in full in cash.

       9. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property, and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, or consolidation that shall not have been affirmatively recommended to the stockholders of the Company by the Board, or as a result of a recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, or the like, then, unless such event shall cause this Plan to terminate pursuant to Section 11(b) hereof, the Committee shall make appropriate and proportionate adjustments in the following:

              (a) the maximum number and type of shares or other securities that may thereafter be sold under this Plan; and



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              (b) the number and type of securities thereafter subject to the restrictions previously imposed upon other securities under this Plan.

       10. Acceleration. All restrictions imposed upon Restricted Shares shall terminate upon the first to occur of the following (the "Acceleration Date"):

              (a) the occurrence of a Trigger Event;

              (b) the exercise of at least 80% of all outstanding Options in accordance with the Plan pursuant to which such Options were granted (provided, however, that no restrictions shall terminate with respect to Restricted Shares of a purchaser who does not exercise Options in connection with such exercise); or

              (c) a Change of Control Event.

       11. Term of Plan. This Plan shall become effective on March 26, 2001 (the "Effective Date") and shall terminate upon the first to occur of the following:

              (a) the dissolution or liquidation of the Company;

              (b) a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property, and/or securities not issued by the Company, which reorganization, merger, or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board;

              (c) a sale of substantially all of the property and assets of the Company; or

              (d) the date on which there shall cease to be any Restricted Shares issuable under this Plan and all restrictions on any theretofore issued Restricted Shares shall have lapsed.

       12. Amendment of Plan. The Board may alter, amend, suspend, or terminate this Plan, provided that no such action shall deprive the purchaser of any Restricted Shares, without the consent of such purchaser, of such Restricted Shares or of any rights of such person thereunder or with respect thereto.

       13. Legal Restrictions. Nothing herein, in any agreement entered into hereunder, or in any right granted hereunder shall require the Company to sell any Restricted Shares if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any applicable statute or regulation, as then in effect. At the time of any sale of Restricted Shares, the Company may, as a condition precedent to the sale of such stock, require from the holder of the stock (or in the event of his death, his legal representatives, legatees, or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee) such written representations, if any, concerning his (or the transferee's) intentions with regard to the retention or disposition of the Common Shares being acquired by purchase of such Restricted Shares or exercise of such option or

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right and such written covenants and agreements, if any, as to the manner of disposal of such Common Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for Common Shares, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

       14. Governing Law. All questions arising with respect to the provisions of the Plan or any Restricted Stock Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.

       IN WITNESS WHEREOF, the foregoing Plan has been adopted under the authority of the Board of Directors of the Company as of March 26, 2001.




                                   SIZZLER INTERNATIONAL, INC.,
                                   a Delaware corporation

                                   By:  /s/ Charles L. Boppel
                                        -------------------------------------
                                   Its: President and Chief Executive Officer